UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2026

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Indiana	001-36110	34-1755769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.

On September 9, 2026, Simon Property Group, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Mizuho Securities USA LLC, PNC Capital Markets LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the public offering of $400,000,000 aggregate principal amount of the Operating Partnership’s 5.250% notes due 2032 (the “2032 Notes”) and $400,000,000 aggregate principal amount of the Operating Partnership’s 5.650% notes due 2036 (the “2036 Notes” and, together with the 2032 Notes, the “Notes”). The Underwriting Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Operating Partnership has agreed to indemnify the Underwriters against certain liabilities on customary terms. The Underwriters have performed, and expect in the future to perform, investment banking and advisory services for which they have received, and may continue to receive, customary fees and expenses, and affiliates of the Underwriters have performed, and expect in the future to perform, commercial lending services, for the Operating Partnership and its affiliates from time to time.

The Notes were issued on September 16, 2026 pursuant to the Operating Partnership’s Indenture (the “Base Indenture”), dated as of November 26, 1996, between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee (the “Trustee”), as amended and supplemented by the Forty-Ninth Supplemental Indenture, dated as of September 16, 2026 (the “Forty-Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Operating Partnership and the Trustee, setting forth the terms of the Notes.

The 2032 Notes bear interest at a rate of 5.250% per annum and mature on February 15, 2032. The 2036 Notes bear interest at a rate of 5.650% per annum and mature on October 1, 2036. Interest on the 2032 Notes is payable semi-annually in arrears on February 15 and August 15, beginning February 15, 2027, and interest on the 2036 Notes is payable semi-annually in arrears on April 1 and October 1, beginning April 1, 2027 (each, an “Interest Payment Date” with respect to the applicable series of Notes). Interest will be paid to holders of record of the Notes at the close of business on the fifteenth calendar day preceding the related Interest Payment Date.

The Operating Partnership may redeem the Notes of any series at its option at any time, in whole or from time to time in part, on not less than 10 and not more than 60 days’ prior written notice mailed to the holders of the Notes to be redeemed. The Notes of each series will be redeemable at a price equal to the principal amount of such Notes being redeemed, plus unpaid interest accrued to, but not including, the date of redemption and a “make-whole” premium calculated under the Forty-Ninth Supplemental Indenture with respect to such series of Notes (unless the 2032 Notes are redeemed on or after January 15, 2032, or the 2036 Notes are redeemed on or after July 1, 2036, in which case no “make-whole” premium will be payable).

The Notes will be subject to customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Indenture for a period of 90 days after notice, and certain events of bankruptcy, insolvency and reorganization.

The foregoing descriptions are qualified in their entirety by the Underwriting Agreement and the Forty-Ninth Supplemental Indenture (including the forms of notes attached thereto) which are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The Form of 2032 Notes is filed as Exhibit 4.2 and the Form of 2036 Notes is filed as Exhibit 4.3 to this Current Report on Form 8-K, and each is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated September 9, 2026, among Simon Property Group, L.P. and J.P. Morgan Securities LLC, Mizuho Securities USA LLC, PNC Capital Markets LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

Exhibit 4.1	Forty-Ninth Supplemental Indenture, dated as of September 16, 2026, to the Indenture dated as of November 26, 1996, between Simon Property Group, L.P. and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee.

Exhibit 4.2	Form of $400,000,000 aggregate principal amount of 5.250% Notes due 2032 (included in Exhibit 4.1 hereto).

Exhibit 4.3	Form of $400,000,000 aggregate principal amount of 5.650% Notes due 2036 (included in Exhibit 4.1 hereto).

Exhibit 5.1	Opinion of Latham & Watkins LLP.

Exhibit 23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 16, 2026

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., its sole General Partner

	By:	/s/ Brian J. McDade
Brian J. McDade
Executive Vice President and Chief Financial Officer